     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2001

                                                Registration No. 333-__________

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                           W HOLDING COMPANY, INC.
            (Exact name of registrant as specified in its charter)

  COMMONWEALTH OF PUERTO RICO                         66-0573197
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                           19 WEST MCKINLEY STREET
                         MAYAGUEZ, PUERTO RICO 00680
                   (Address of Principal Executive Offices)

                           ------------------------

                            WESTERNBANK PUERTO RICO
            AMENDED AND RESTATED 1999 QUALIFIED STOCK OPTION PLAN
           AMENDED AND RESTATED 1999 NONQUALIFIED STOCK OPTION PLAN
                          (Full titles of the Plans)

                           ------------------------

                               FREDDY MALDONADO
                           CHIEF FINANCIAL OFFICER
                           W HOLDING COMPANY, INC.
                           19 WEST MCKINLEY STREET
                         MAYAGUEZ, PUERTO RICO 00680
                                (787) 834-8000

                (Name, address and telephone number, including
                       area code, of agent for service)

                                   Copy to:
                            STUART G. STEIN, ESQ.
                            HOGAN & HARTSON L.L.P.
                         555 THIRTEENTH STREET, N.W.
                         WASHINGTON, D.C. 20004-1109
                                (202) 637-8575

                           ------------------------

                       CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                 AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES                   TO BE           OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
             TO BE REGISTERED                  REGISTERED          PER SHARE               PRICE              FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share        4,200,000          12.135 (1)          50,967,000 (1)       12,741.75 (1)
------------------------------------------------------------------------------------------------------------------------

 (1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices per share of the Common Stock on May 2, 2001, as reported on the Nasdaq National Market.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees participating in Westernbank Puerto Rico's Amended and Restated 1999 Qualified Stock Option Plan and its Amended and Restated 1999 Nonqualified Stock Option Plan (the "Plans") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         W Holding Company, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

                  (a) The Annual Report on Form 10-K for the year ended December 31, 2000 of the Registrant as filed with the Commission on March 2, 2001.

                  (b) Current Report on Form 8-K as filed with the Commission on March 30, 2001.

                  (c) The description of the Registrant's common stock, par value $1.00 per share ("Common Stock"), contained in the Registrant's registration statement on Form 8-A12G (File No. 000-27377) filed with the Commission on September 17, 1999.

         In addition, all documents and reports filed by the Registrant with the Commission subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

         A description of the Registrant's Common Stock is incorporated by reference under Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Puerto Rico's General Corporation Law of 1995 ("Puerto Rico's Corporation Law"), a corporation may compensate any director or officer who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved civil, criminal, administrative or investigative action, suit or proceeding (except an action initiated by the corporation or initiated to protect the interests of the corporation), because he has been or is a director or officer of the corporation. The compensation may include the expenses incurred in a reasonable manner, including attorneys' fees, adjudication or judgments, fines and amounts paid upon settling the action, suit or proceeding, if the director or officer acted in good faith and in a manner that he deemed consistent with the best interests of the corporation or, with respect to any criminal action or proceeding, the director or officer did not have reasonable cause to believe that his conduct was unlawful. The termination of any legal action, suit or proceeding by judgment, order, settlement or conviction or by a plea of nolo contendere, or its equivalent, does not of itself create the presumption that the director or officer did not act in good faith or in a manner that he reasonably believed to be consistent with the best interests of the corporation and that, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful.

         In addition, Puerto Rico's Corporation Law allows a corporation to compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved action, suit or proceeding initiated by the corporation or initiated to protect the interests of the corporation to procure a judgment in its favor because the person is or has been a director, officer, employee or agent of the corporation, or is or has been in office at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorneys' fees, with respect to the defense or settlement of such action or suit, if the person acted in good faith and in a manner he reasonably deemed consistent with the best interests of the corporation and not opposed thereto.

         The determination of whether or not compensation should be paid to the director or officer is made:

                  (1) by the Board of Directors, through a majority vote of the directors who were not parties to such action, suit or proceeding, even if such directors constitute less than a quorum; or

                  (2) if there are no such directors or if such directors so determine, by independent legal counsel through a written opinion to that effect; or

                  (3)      by the stockholders.

         No compensation shall be made with respect to a claim, matter or controversy in which it has been determined that such person is liable to the corporation, except that through a motion to that effect, the court presiding in such action or suit determines that notwithstanding the adjudication of liability against, and in light of all of the circumstances of the case, such person has the fair and reasonable right to be compensated for those expenses which the court deems proper and only to the extent which the court so deems.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number   Description
-------  -----------
4.1      Form of Common Stock Certificate (incorporated by reference to
         Exhibit 4 to the Registrant's Registration Statement on Form 8-A12G
         (File No. 000-27377) as filed with the Commission on September 17,
         1999).

5.1      Opinion of Hogan & Hartson L.L.P.

23.1     Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1)

23.2     Consent of Deloitte & Touche L.L.P.

24       Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayaguez, Puerto Rico, on this 3rd day of May, 2001.

                                 W HOLDING COMPANY, INC.


                                 By: /s/ Frank C. Stipes
                                     ---------------------------------------
                                     Frank C. Stipes
                                     Chairman of the Board, Chief Executive
                                     Officer and President


                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank C. Stipes and Freddy Maldonado, and each or either of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 3rd day of May, 2001.


Name:                                                 Title:
----                                                  -----

/s/ Frank C. Stipes                                   Chairman of the Board, Chief Executive
--------------------------------------------          Officer and President
Frank C. Stipes



/s/ Pedro R. Dominguez                                Director
--------------------------------------------
Pedro R. Dominguez


/s/ Cornelius Tamboer                                 Director
--------------------------------------------
Cornelius Tamboer

/s/ Cesar A. Ruiz                                     Director
--------------------------------------------
Cesar A. Ruiz


/s/ Fredeswinda Frontera                              Directress
--------------------------------------------
Fredeswinda Frontera


/s/ Freddy Maldonado                                  Chief Financial Officer and Vice
--------------------------------------------          President of Finance and Investment
Freddy Maldonado                                      (Principal Financial and Accounting
                                                      Officer)



                                EXHIBIT INDEX

4.1      Form of Common Stock Certificate (incorporated by reference to
         Exhibit 4 to the Registrant's Registration Statement on Form 8-A12G (File No. 000-27377) as filed with the Commission on September 17,
         1999).

5.1      Opinion of Hogan & Hartson L.L.P.

23.1     Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1)

23.2     Consent of Deloitte & Touche L.L.P.

24       Power of Attorney (included on signature page)